EXHIBIT 10.1(iii)

AMENDMENT TO LICENSE AGREEMENT

Made in Jerusalem this 11 day of September 2007, by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390 Israel, Fax: +972-2-658 6689; ( “Yissum”); and

BIOCANCELL THERAPUEUTICS LTD., of Beit Beck, Har Hotzvim, Jerusalem (the “Company”)

WHEREAS:
the Company and Yissum executed an amended and restated license agreement on November 14, 2005 (the “License Agreement”), pursuant to which the Company obtained an exclusive license to certain patents owned by Yissum based upon the inventions of Professor Abraham Hochberg (the “Researcher”); and

WHEREAS:	The Parties wish to amend certain aspects of the License Agreement.

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble constitutes an integral part this Amendment and shall be read jointly with its terms and conditions.

1.2.	Capitalized terms set forth in this Amendment and which are not defined, shall have the meaning ascribed thereto in the License Agreement.

1.3.	Unless otherwise indicated herein, the terms and conditions of the License Agreement shall apply to this Amendment.

1.4.	The headings of the sections in this Amendment are for the sake of convenience only and shall not serve in the interpretation of the Amendment.

2.	Ownership

2.1.	Section 5 shall be amended to read as follows:

5.1
All rights in and to the Licensed Technology shall be owned by Yissum, and the Company shall hold the rights granted pursuant to the License hereunder and make use of them exclusively in accordance with the terms of this Agreement. The Research Results resulting from the Research conducted in Section 4.4 shall be exclusively owned by Yissum, shall form part of the Licensed Technology and shall be licensed to the Company under the same terms and conditions of this Agreement.

5.2
Notwithstanding the foregoing, in light of the current requirements of the Office of the Chief Scientist of the Israel Ministry of Industry, Trade and Labor (the “OCS”), the Parties agree that all intellectual property rights developed pursuant to this Agreement using OCS funding, including, but not limited to, intellectual property rights arising from the conduct of clinical trials funded by the OCS, (“OCS IP”) will be fully and absolutely owned by the Company. In the event that the Company receives such OCS funding, it will provide Yissum with sufficient written documentation to enable the Parties to define what intellectual property will be subject to provisions of this section. Nevertheless, (i) should there be a change in OCS requirements concerning ownership of intellectual property that are applicable to the OCS IP; or (ii) should the Company be voluntarily or involuntarily dissolved, all rights in OCS IP shall revert, as far as legally possible and appropriate, to Yissum, subject, if required, to the approval of the OCS. The Company agrees to take all reasonable steps necessary to assign or have assigned ownership of such OCS IP to Yissum.

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IN WITNESS THE HANDS OF THE PARTIES

YISSUM		THE COMPANY

By:	/s/ Nava Swerky	By:	/s/ Avi Barak

Name:	Nava Swerky	Name:	Avi Barak

Title:	Pres & CEO	Title:	Chief Executive Officer

Date:	16.9.07	Date:	Sep 11, 2007

By:	/s/ Bob Frantenberg	By:	/s/ Ira Weinstein

Name:	Bob Frantenberg	Name:	Ira Weinstein

Title:	General Counsel	Title:	CFO

Date:	16.9.07	Date:	Sept. 10, 2007

I the undersigned, Prof. Abraham Hochberg, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

/s/ Abraham Hochberg	16/9/07
Prof. Abraham Hochberg	Date signed